                      SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of
                    THE SECURITIES EXCHANGE ACT OF 1934

                     Date of report:   November 12, 1997


                       Columbia Banking System, Inc.
                       -----------------------------
            (Exact name of registrant as specified in its charter)

                                 Washington
                                 ----------
                (State or other jurisdiction of incorporation)


            0-20288                           91-1422237
     ----------------------       --------------------------------
    (Commission File Number)      (IRS Employer Identification No.)


                            1102 Broadway Plaza
                             Tacoma, WA   98402
            (Address of principal executive offices) (Zip Code)

                              (253) 305-1900
             Registrant's telephone number, including area code

                                  FORM 8-K

                         COLUMBIA BANKING SYSTEM, INC.
                              Tacoma, Washington

                             November 12, 1997


Item 5.  Other Events
---------------------

    On November 10, 1997, Columbia Banking System, Inc. ("CBSI") announced that its Chairman and Chief Executive Officer, Mr. A.G. Espe, has died following a year-long battle with cancer, and that Mr. W.W. Philip, CBSI's Vice Chairman, President and Chief Operating Officer, has assumed all duties of the Chief Executive Officer.

    A copy of CBSI's News Release containing this announcement is attached as an exhibit to this report.



Item 7.  Financial Statements and Exhibits
------------------------------------------

        (a)  Financial statements - not applicable.

        (b)  Pro forma financial information - not applicable.

        (c)  Exhibits:

        (20) News release issued by Columbia Banking System, Inc.
             dated November 10, 1997.




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                               SIGNATURES

      Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        COLUMBIA BANKING SYSTEM, INC.
                                        (Registrant)


Date:  November 12, 1997     By:    /s/ W.W. Philip
                               -----------------------------------------
                                         W.W. Philip
                                 Vice Chairman, President and
                                Acting Chief Executive Officer



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                                 Exhibit (20)

                           ( Columbia Banking System
                             letterhead appears hear)




                                                   FOR IMMEDIATE RELEASE
                                                   ---------------------
                                                       November 10, 1997

Contacts:	W. W. Philip, President, (253)305-1993
		Kristen Kopay, Corporate Communications, (253)305-1965


            COLUMBIA BANKING SYSTEM CHAIRMAN A. G. ESPE DIES
                 FOLLOWING YEAR-LONG BATTLE WITH CANCER


TACOMA, Washington---A. G. Espe, Chairman of the Board and Chief Executive Officer of Columbia Banking System, Inc., has died following a year-long battle with cancer, the Company said today. Mr. Espe was diagnosed with lung cancer in late 1996, with a prognosis for a good recovery. He had been responding well to treatment until recently, when it was discovered that the cancer had spread, and he was admitted to a local hospital in serious condition. Mr. W. W. Philip, the Company's Vice Chairman and Chief Operating Officer has assumed all duties of the Chief Executive Officer.

   Mr. Espe, who was 60 years of age, had a long and distinguished career in banking which began in Alaska and was more focused in the Northwest in recent years. He was a founder and served as Chairman and Chief Executive Officer of Alaska Pacific Bancorporation from 1976 until 1985. In 1985, when KeyCorp acquired Alaska Pacific Bancorporation, Mr. Espe joined KeyCorp as Chairman of the Board, President and Chief Executive Officer of Key Pacific Bancorp, that Company's then principal Northwest subsidiary. After leaving KeyCorp in 1989, Mr. Espe and R. Marc Langland formed Northrim Bank, a publicly traded, $270 million in assets, commercial bank headquartered in Anchorage, Alaska, for which Mr. Espe has continuously served as Chairman.

   In 1990, Mr. Espe led a group of investors who acquired the predecessor to what is now Columbia Bank and its parent, Columbia Banking System, located in Tacoma, Washington. After recapitalizing and strengthening that organization, he moved its headquarters to Tacoma in 1993 and, together with Mr. Philip, supervised the reorganization and rapid expansion of Columbia Bank. Columbia has since become a significant factor in the banking market in Tacoma/Pierce County and has grown its market share in Bellevue and other parts of King County, and in Cowlitz County. At September 30, 1997, Columbia Banking
System had total assets of over $700 million. Upon completion of two pending acquisitions, Columbia's branch network will total 21 offices in three counties and its assets will exceed $800 million.

   Mr. Espe was active in government and civic affairs including service as chairman and trustee of the Alaska Permanent Fund Corporation, trustee of the University of Washington Presidents Club, vice chairman and director of the Alaska Power Authority, chairman of the Alaska Governor's Business Roundtable, member of the Board of Directors of the Downtown Seattle Association, member of the Economic Development Board for Tacoma/Pierce County, trustee for the Franciscan Foundation of Tacoma, and member of the advisory committee for Tacoma Actors Guild. He was a graduate of the University of Washington School of Business and the Pacific Coast Banking School.

   "Arne Espe will be sorely missed by all of us at Columbia Bank," said
Bill Philip. "He was a visionary banker who possessed a rare combination of entrepreneurial enthusiasm coupled with a knowledge of how to build a solid organization that could carry out the vision. We at Columbia will all do our best to see that the promise for Columbia Bank, which he saw so clearly, is fulfilled."

   Columbia Banking System (Nasdaq: COLB) is a Tacoma, Washington-based bank holding company which operates Columbia Bank, a state-chartered full-service commercial bank with 18 branch offices in Pierce, King and Cowlitz counties.

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